                                                                    Exhibit 99.2

                                BNS HOLDING, INC.
                         25 ENTERPRISE CENTER, SUITE 104
                         MIDDLETOWN, RHODE ISLAND 02842

                              FOR IMMEDIATE RELEASE

   BNS HOLDING, INC. SHAREHOLDERS APPROVE REVERSE/FORWARD STOCK SPLIT AT 2007
                                 ANNUAL MEETING

ORLANDO,  FLORIDA,  JULY 20, 2007 -- BNS Holding, Inc.  (OTCBB:BNSIA)  announced that at its 2007  Annual  Meeting  of  Stockholders  held  yesterday  in Orlando
Florida the Company's shareholders voted to approve the following proposals:

   1. To amend the Company's  Certificate of Incorporation to effect a 1-for-200 reverse  stock split of the  Company's  outstanding  Class A Common Stock.
      Stockholders  owning  fewer than 200 shares of Common  Stock on the record date of August 2, 2007 will have their shares cancelled and converted into the right to receive  $13.62 for each share of Common  Stock held prior to the reverse stock split. The reverse split will be immediately followed by a 200-for-1 forward stock split. The effective date of the Reverse/Forward
      Stock Split is August 2, 2007.
   2. To  grant  the  Company  an  option  to  acquire  shares  proposed  to  be transferred by stockholders  subsequent to the Reverse/Forward Stock Split if,  after such sale,  there would be 250 or more holders of record of the
      Common Stock.
   3. To amend the Company's Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock from 30,000,000 to 5,000,000, and to eliminate the  authorized  shares of Class B Common Stock that were previously converted to Class A Common Stock.
   4. The election of Kenneth  Kermes,  John Robert Held,  Jack Howard and James
      Henderson  as  directors  to  serve  until  the  next  annual  meeting  of stockholders in 2008.
   5. The  approval  of  McGladrey  & Pullen  LLP as the  Company's  independent accountants for the fiscal year ending October 31, 2007.

The  effect  of the  first  two  proposals  will  be to  reduce  the  number  of shareholders  of  record  to fewer  than 300 and thus  terminate  the  Company's obligation  to file reports with the  Securities  and Exchange  Commission.  The
Company's  common stock will continue to be traded on the Pink Sheets,  but will be  voluntarily  de-listed  from the Boston Stock  Exchange and the OTC Bulletin
Board,  where it currently is traded. The Company intends to continue to provide shareholders  with annual audited financial  statements and quarterly  financial information  by making these  documents  available on a Company  website.  These reports will not be as detailed or extensive as the  information the Company has been  required to file with the SEC or has provided to its  shareholders  in the past.  However,  the Company  believes the reports will provide  investors  with sufficient  information to make informed investment decisions.  All shareholders are advised to read the definitive  proxy  statement and Schedule 13E-3 filed by the  Company  on May 30,  2007 at the SEC's web  site,  WWW.SEC.GOV,  for a more complete description of the reverse/forward stock split.

In remarks made during the meeting,  Michael  Warren,  President  and CEO of the
Company,  commented on the Company's extensive search for a suitable acquisition candidate and completion of the merger with Collins Industries.

"After reviewing many opportunities, it became clear that Collins Industries was the ideal  acquisition  candidate.  With  significant  assistance  from our lead investor,  Steel Partners,  and our operational  partner,  AIP, we completed the
Business  Combination with Collins Industries on October 31 of last year. We are extremely  excited about the prospects of this  business.  It operates in market spaces that have bright futures, and it is dominant in those spaces."

Mr. Warren also disclosed that he was resigning as President, CEO and CFO. "With the completion of the merger and the proposals being voted on here today, I will have  accomplished  what I was  hired to do.  Over the past  couple of years the company has:

o     Completed the environmental remediation of the North Kingstown site
o     Unlocked the value of the North Kingstown and UK properties
o     Stabilized the contingent liabilities
o     Investigated and rejected the dissolution strategy
o     Reorganized the company for an acquisition strategy
o     Looked closely at several acquisition candidates
o     Closed on an acquisition
o     And finally, after today, will have de-registered the company

"Along  the  way we  have  reduced  corporate  overhead,  built  a new  investor relationship  with  Steel  Partners,  taken  care of the  minutia  of  corporate management, and met some interesting characters. It has been quite a sleigh ride for a company that not too long ago was on life  support.  With a share price of
$13.75 at its peak, I think the  shareholders  would agree that the new strategy is working.

"So, it is now time for me to turn over my executive positions to those who will have an ongoing role in the management of the "new" company"

Mr. Warren then turned the meeting over to Ken Kermes,  Chairman of the Board of
Directors,  to conduct  the  business  of the  meeting,  and to  Randall  Swift,
President  and CEO of Collins  Industries,  who  presented  an  overview  of the
Collins  operations  and  then  conducted  a tour of the  Orlando  manufacturing facility for the shareholders present at the meeting.

At a meeting of the Board of Directors immediately following the annual meeting, the  directors  elected  Kenneth  Kermes,  current  Chairman  of the  board,  as
President  and  CEO,  Terry  Gibson  as CFO and  re-elected  Sandra  Kearney  as
Corporate  Secretary.  With the  completion  of the  merger  with  Collins,  the
Company's new corporate address is BNS Holding, Inc., c/o SP Corporate Services,
61 East Main Street, Suite B, Los Gatos, CA 95031.

This  press  release  contains  forward-looking  statements,  as  defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements involve a number of assumptions,  risks, and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company,  including whether it will be able to acquire a business or operate it profitably. Additional information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy  of  all  filings  may  be  obtained  from  the  SEC's  EDGAR  web  site,
WWW.SEC.GOV,  or by contacting:  Kenneth  Kermes,  President and Chief Executive
Officer or Terry Gibson,  CFO,  telephone  (401) 848-6300.  Further  information
regarding   the   Company   can  be   found   at   the   Company's   web   site,
WWW.COLLINSIND.COM.

                                       END